LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) dated as of March 31, 2013 (the “Effective Date”) is made into effect by HELPFUL ALLIANCE COMPANY, a Florida Corporation having a registered address at 150 SE 2nd Avenue, Suite 1010, Miami, Florida 33131 (“Borrower”) and ZIMAS LLC, a Florida Limited Liability Company having an address at 18911 Collins Avenue, Unit 2701, Sunny Isles Beach, Florida 33160 (together with its successors and assigns, the “Lender”), collectively herein referred to as the “Parties”.

WHEREAS, on March 1, 2013 the Parties entered into Mutual Release, Settlement and Assignment Agreement of which this Agreement is derivative instrument;

WHEREAS, the Borrower wishes to borrow from the Lender, and the Lender wishes to lend to the Borrower, an amount of One Million ($1,000,000) U.S. Dollars in the form of a convertible loan (the “Loan”).

WHEREAS, the Parties wish to set forth their understanding with respect to the Loan, and

NOW THEREFORE, the Parties agree as follows:

1. Principal Loan Amount. The principal amount of the loan is One Million U.S. Dollars (the “Principal Amount”).

2. Delivery of the Funds by the Lender. The Borrower hereby accepts and admits that cash funds were delivered to the Borrower by the Lender as of the Effective Date of this Agreement. The date on which the Loan is received by the Borrower shall be April 1, 2013 (the “Loan Date”).

3. Term. Maturity Date. The Principal Amount shall be due and payable to the Lender on March 31,2016 (the “Maturity Date”), unless amended by the Parties and stated in writing.

4. Prepayment. The Borrower shall have the right to prepay the entire Principal Amount or any portion thereof prior to the Maturity Date (the “Prepayment”). There shall be no penalty for the Prepayment of the Loan.

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5. Interest. The Lender provides the Loan to the Borrower at the interest rate of Eight percent (8.0%) per year, which shall station January 25,2013 and accrue annually on December 31 of each calendar year and be payable within the month of January of each consecutive year (“Interest” ) . The final Interest payment shall be remitted by the Borrower to the Lender within the month of April 2016.

6. Preference. In the event of any receivership, insolvency or bankruptcy proceedings instituted by or against the Borrower, or execution sale of any of the assets of the Borrower, or any proceedings, whether or not judicial, for dissolution or liquidation of the Borrower or otherwise, or any distribution, combination or division, partial or complete, of all or any part of the assets of the Borrower, the claim derived from this Agreement shall prevail over the claims derived from other loans situated by the Borrower, and the claims derived from other loans shall be subordinated to the payment in full to the Lender under this Agreement.

7. Collateral and Conversion.

7.1 Collateral. As of the Loan Date and subject to adjustments as provided in Section 7.1(A), the Borrower will reserve in the name of the Lender the collateral in form of Six Million Two Hundred Fifty Thousand shares of the Borrower’s Common Stock (“Collateral Shares” ) The Borrower will have the right to redeem the Collateral by promptly repaying the Principal Amount in full with Interest on Maturity Date, in which case the Collateral shall be no longer reserved and the Borrower shall have the right to use the Collateral Shares for any purposes at the Borrower’s sole discretion.

7.2 Conversion at the Option o(the Lender. Subject to adjustments as provided in Section 7.2(A), at the option of the Lender, all or part of the unpaid Principal Amount then outstanding may be converted into shares of Common stock of the Borrower priced at $1.60 per share, at any time from the Loan Date till the Maturity Date, providing that the Lender gives to the Borrower a sixty (60) day notice of such conversion in writing (the “Optional Conversion” ) . Upon such conversion, the amount of outstanding Principal Amount so converted shall be deemed paid and no longer due hereunder, and the corresponding amount of the Collateral Shares shall be deemed redeemed and cancelled.

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7.3 Forced Conversion Due to Non-Payment In the case if the Borrower fails to repay the unpaid Principal Amount then outstanding on the Maturity Date, the Lender shall have the right to convert the entire Collateral into fully paid and nonassessable One Million shares of the Borrower’s Common Stock priced at $0.16 per share (the “Forced Conversion”). Upon such conversion, the amount of outstanding Principal Amount so converted shall be deemed paid and no longer outstanding, and the Collateral shares shall be considered redeemed and void.

7.4 Conversion Modalities. The Lender will notify the Borrower in writing, with the thirty day notice, of its will to exercise the option to convert, specifying the number of shares converted and the amount of the Loan paid by virtue of such conversion, and the day of the conversion.

7.5 Adjustments. In the event the outstanding shares of the Borrower’s Common stock shall be combined or consolidated (by stock combination, reclassification or otherwise) into a lesser number of shares of Common stock, the number of Collateral Shares in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In the event the outstanding shares of the Borrower’s common stock are subdivided (by stock split, by stock dividend or otherwise) into a greater number of shares of common stock, the number of Collateral Shares in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. Regardless whether the Optional Conversion or the Forced Conversion is exercised, if the outstanding shares of the Borrower’s Common stock are combined or consolidated (by stock combination, reclassification or otherwise) into a lesser number of shares of Common stock, the conversion price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In the event the outstanding shares of the Borrower’s common stock are subdivided (by stock split, by stock dividend or otherwise) into a greater number of shares of common stock, the conversion price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.

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8. Attorney’s Fees. If the Principle Amount is not paid in full when due, the Borrower hereby agrees to pay to the Lender, in addition to such amount owed to pursuant to this Agreement, all costs and expenses of collection, including a reasonable amount of attorneys fees.

9. Course of Dealing. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the Lender’s rights for the Loan. No delay or omission on the part of the Lender, in exercising any right according to the Loan, shall operate as a waiver of such right. No amendment or waiver hereof shall be binding unless it is in writing and signed by the Lender.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Broward County of the State of Florida without regard to its conflicts of laws principles.

11. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Signatures may be transmitted by facsimile.

12. Assignability and Modification. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by any Party. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date set forth above.

Lender: ZIMAS LLC	Borrower: Helpful Alliance Company

/s/ Zena Katz	/s/ Sergey Gurin
/n/ Zena Katz	/n/ Sergey Gurin
/t/ Managing Member	/t/ President

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